Exhibit 10.1

SECOND AMENDING AGREEMENT made as of December 6, 2024

BETWEEN:	LeddarTech Holdings Inc. (as “Borrower”)
AND:	Federation des Caisses Desjardins du Quebec (as “Desjardins”)
AND:	Investissement Quebec (as “IQ”)
AND:

FS LT Holdings II LP, by its general partner FS Investment, L.P., by its general partner Nick Stone Management II, LLC

(as “FS LT”, and collectively with Desjardins and IQ, the “Initial Bridge Lenders”)

AND:	Frantz Saintellemy (as “F. Saintellemy”)
AND:	MM Consulting SAS (as “MM Consulting”)
AND:	Charles Boulanger (as “C. Boulanger”)
AND:	Derek Aberle (as “D. Aberle”)
AND:

David Torralbo

(as “D. Torralbo”, and collectively with F. Saintellemy, MM Consulting, C. Boulanger and D. Aberle, the “Additional Bridge Lenders”, and collectively with the Initial Bridge Lenders, the “Bridge Lenders”)

Recitals

A.	The Initial Bridge Lenders have addressed a bridge financing offer dated August 16, 2024 to the Borrower which has been accepted by the Borrower on the same day (as amended by a first amending agreement dated as of October 11, 2024, and as may be further amended, supplemented, restated, replaced or amended and restated from time to time prior to the date hereof, the “Bridge Financing Offer”), and the Additional Bridge Lenders have become party to such Bridge Financing Offer by executing joinder agreements dated as of August 30, 2024 between each Additional Bridge Lender and the Borrower.

B.	The Borrower and the Initial Bridge Lenders wish to amend the Bridge Financing Offer to, among other things, expand the definition of Follow On Offering and extend the Maturity Date.

Now, therefore, the parties agree as follows:

1.	Interpretation

1.1	Capitalized terms used herein and defined in this Agreement have the meanings assigned to them in the Bridge Financing Offer unless otherwise defined herein.

1.2	Other than as specifically provided herein, this Agreement shall not operate as a waiver of any right, power or privilege of the Initial Bridge Lenders and, except as amended hereby, all provisions of the Bridge Financing Offer will remain in full force and effect.

2.	Amendments to the Bridge Financing Offer

2.1	Section 2.1 of the Bridge Financing Offer is amended as follows (changes underlined and ~~struck through~~):

“2.1 Purpose

2.3.1	Desjardins grants to the Borrower a bridge to equity term loan (the “Desjardins Bridge Loan”) for the purpose of providing the Borrower with the cash necessary (i) to complete one or more follow-on offerings after the date hereof ~~(collectively, the “Follow On Offering”)~~ on the Nasdaq Global Market, (ii) to receive the First Installment of the TI Pre-paid Royalty Fee and the Second Installment of the TI Pre-paid Royalty Fee, (iii) to allow for the conversion into equity of the respective Bridge Loan of each of FS LT, IQ and any Additional Lender under the terms and conditions of this Financing Offer, and (iv) to complete any offering by way of private investment in public equity (PIPE), for an aggregate gross proceeds amount of not less than US$35,000,000 (collectively, the “Follow On Offering”).”

2.2	Section 2.3 of the Bridge Financing Offer is amended as follows (changes underlined and struck through):

“2.3 Term and Form

2.3.1	The term of the Desjardins Bridge Loan is ~~November 15, 2024~~ December 13, 2024, which date will automatically be extended, upon the disbursement to the Borrower of the full First Installment of the TI Pre-paid Royalty Fee, to the earlier of (i) January 31, 2025 and (ii) the Business Day following the closing of the Follow On Offering (the “Maturity Date”). Any Advance under the Desjardins Bridge Loan may only be made in US Base Rate.”

2.3	Section 2.5.4 of the Bridge Financing Offer is amended as follows (changes underlined and struck through):

“2.5.4 Upon the closing of the Follow On Offering, the Borrower must repay ~~in order~~ the Bridge Repayment Amount (as such term is defined in the Existing Desjardins Loan). The Bridge Repayment Amount shall be applied as follows: (i) first, to Desjardins, as Bridge Lender, the outstanding principal amounts under the Desjardins Bridge Loan and pay all other amounts owing to Desjardins under the Financing Offer and (ii) second, to Desjardins, as Existing Lender, any amount then payable under the Existing Desjardins Loan~~, the whole up to a maximum aggregate amount of US$4,500,000~~.”

2.4	Section 7.1.1(a) of the Bridge Financing Offer is amended as follows (changes underlined and struck through):

“a) incur any indebtedness other than (i) the Existing Desjardins Loan to the extent subject to intercreditor provisions between the Bridge Lenders and Desjardins as lender under the Existing Desjardins Loan (the “Existing Lender”) as provided under Section 9, (ii) the IQ PRSI Loan to the extent subject to a subordination agreement in favor of the Bridge Lenders as provided under Section 8.1.2, (iii) the Convertible Notes Debt to the extent subject to subordination terms in favor of the Bridge Lenders as provided under Section 8.1.3, ~~and~~ (iv) indebtedness arising from credit card agreements entered into between any of the Borrower or the Guarantor and Desjardins up to a maximum amount of $100,000, and (v) the indebtedness arising from the TI Pre-paid Royalty Fee;”

2.5	Section 7.1.1 of the Bridge Financing Offer amended by the addition of the three following paragraphs immediately after Section 7.1.1(l):

“m) amend, replace or otherwise modify the terms and conditions of the TI Collaboration Agreement, the TI Software Escrow Agreement, the TI Software License Agreement and TI Master License Agreement at any time prior to the Maturity Date, provided that the TI Software License Agreement may be replaced by the TI Master License Agreement with the consent of the Initial Bridge Lenders, provided such consent will not be unreasonably withheld, delayed or conditioned;

n) grant any license of any portion of its intellectual property (other than the TI Software License Agreement and the TI Master License Agreement) outside the ordinary course of business, provided that, without limitation, any licence granting exclusivity in respect of territory, product or use of technology will be considered to be outside the ordinary course of business;

o) enter into any software escrow agreement relating to any portion of its intellectual property or any similar agreement, outside the ordinary course of business, provided that the TI Software Escrow Agreement may be entered into on or prior the date that is ten (10) business days following December 6, 2024, and further provided that, without limitation, any software escrow agreement relating to any license granting exclusivity in respect of territory, product or use of technology will be considered to be outside the ordinary course of business;”

2.6	The definition of “Liquidity Event” in Section 1 of Appendix “A” of the Bridge Financing Offer is amended as follows (changes underlined and struck through):

“Liquidity Event: means (i) a change of Control of the Borrower, (ii) a sale of all or substantially all of the assets of the Borrower or the grant of an exclusive license (save to a Subsidiary of the Borrower in the normal course of business) of substantially all of the intellectual property of the Borrower and of its Subsidiaries, (iii) the occurrence of a Default, (iv) Maturity Date if the Follow On Offering has not closed on or prior to the Maturity Date and (v) December 13, 2024, if the full First Installment of the TI Pre-paid Royalty Fee has not been disbursed to the Borrower on or prior to December 13, 2024 ~~October 15, 2024 unless either (a) the conditions precedent for the disbursement of the second Advance under the Bridge Loans have been met under Section 7.4 for at least one Initial Bridge Lender and such Initial Bridge Lender has proceeded with the disbursement of the second Advance of its Bridge Loan or (b) the Borrower has raised equity funding sufficient to meet its minimum available cash covenant under the Existing Desjardins Loan until the Maturity Date~~.”

2.7	Section 1 of Appendix “A” of the Bridge Financing Offer is amended by the addition of the definitions of “TI Collaboration Agreement”, “TI Master License Agreement”, “TI Pre-paid Royalty Fee”, “TI Software Escrow Agreement” and “TI Software License Agreement” as follows:

“First Installment of the TI Pre-paid Royalty Fee: means the first installment in the amount of US$5,000,000 of the TI Pre-paid Royalty Fee.”

“Second Installment of the TI Pre-paid Royalty Fee: means the second installment in the amount of US$3,000,000 of the TI Pre-paid Royalty Fee.”

“TI Collaboration Agreement: means the collaboration agreement dated as of December 6, 2024 between Texas Instruments Incorporated and the Borrower pursuant to which the parties engage in a strategic collaboration to offer a joint solution to the worldwide automotive market.”

“TI Master License Agreement: means the master license agreement between Texas Instruments Incorporated and the Borrower which will replace the TI Software Escrow Agreement upon being entered into.”

“TI Pre-paid Royalty Fee: means the pre-paid royalties in the amount of US$9,890,000 to be remitted by Texas Instruments Incorporated to the Borrower to offset future obligations of the Borrower pursuant to the TI Software License Agreement.”

“TI Software Escrow Agreement: means the software escrow agreement to be entered into, inter alia, between Texas Instruments Incorporated, as beneficiary, the Borrower, as depositor company, and an escrow agent to be named pursuant thereto, in connection with the LeddarVision Development Platform, substantially in the form presented to the Initial Bridge Lenders on the date hereof.”

“TI Software License Agreement: means the software license agreement dated as of December 6, 2024 between Texas Instruments Incorporated and the Borrower.”

3.	Effectiveness and Conditions Precedent

This Agreement will become effective on the date that the Initial Bridge Lenders notify the Borrower that the following conditions precedent have been fulfilled to their satisfaction:

3.1	this Agreement has been executed by all parties;

3.2	executed copies of the TI Collaboration Agreement and the TI Software License Agreement, which are in form and substance satisfactory to the Initial Bridge Lenders;

3.3	no Default exists; and

3.4	all fees and expenses owing by the Borrower to the Initial Bridge Lenders and their legal counsel due on the date of this Agreement shall have been paid and Desjardins is authorized to debit the Borrower’s account and proceed to the payment of such fees and expenses.

4.	Conditions Subsequent

On or prior to the date that is ten (10) business days following the date of this Agreement (or such later date as agreed to by the Initial Bridge Lenders), the Initial Bridge Lenders shall have received an executed copy of the TI Software Escrow Agreement, which is in form and substance satisfactory to the Initial Bridge Lenders.

5.	Representations and Warranties

The Borrower certifies that all of the representations and warranties contained in Article 2 of the Appendix A to the Bridge Financing Offer are true and correct on and as of the date hereof as though made on and as of the date hereof, except that, to the extent such representations and warranties relate to a specifically identified earlier date they shall be true and correct as of such earlier date.

6.	Default

The Borrower certifies that no Default has occurred and is continuing on the date hereof.

7.	Cost and Expenses

The Borrower agrees to pay on demand all reasonable costs and expenses of the Initial Bridge Lenders in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Initial Bridge Lenders.

8.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart. Delivery by any party or other signatory of an executed counterpart of this Agreement by facsimile or electronic mail or in PDF format, or using any electronic signature, shall be equally effective as delivery of an original executed counterpart of this Agreement.

9.	Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

[Signature pages follow]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

LEDDARTECH HOLDINGS INC., as Borrower

/s/ Frantz Saintellemy
Name:	Frantz Saintellemy
Title:	President and Chief Executive Officer

[Second Amendment – LeddarTech Holdings Inc. – Bridge Loan]

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, as Initial Bridge Lender

Per:	/s/ Jocelyn Larouche	Per:	/s/ Alexandre Chapdelaine
Name:	Jocelyn Larouche	Name:	Alexandre Chapdelaine
Title:	Director, National Accounts, North Western Quebec	Title:	Managing Director and Market Lead, National Accounts, North Western Quebec

INVESTISSEMENT QUÉBEC, as Initial Bridge Lender

/s/ Sébastien Plante
Name:	Sébastien Plante
Title:	Directeur principal, Investissement spécialisé - Québec

FS LT HOLDINGS II LP, by its general partner FS INVESTMENT, L.P., by its general partner NICK STONE MANAGEMENT II, LLC, as Initial Bridge Lender

/s/ Nick Stone
Name:	Nick Stone
Title:	Manager

[Second Amendment – LeddarTech Holdings Inc. – Bridge Loan]

/s/ Frantz Saintellemy
Frantz Saintellemy, as Additional Bridge Lender

MM CONSULTING SAS, as Additional Bridge Lender

/s/ Yann Delabrière
Name:	Yann Delabrière
Title:

/s/ Charles Boulanger
Charles Boulanger, as Additional Bridge Lender

/s/ Derek Aberle
Derek Aberle, as Additional Bridge Lender

/s/ David Torralbo
David Torralbo, as Additional Bridge Lender

[Second Amendment – LeddarTech Holdings Inc. – Bridge Loan]

The Guarantor acknowledges receipt of this Agreement and agrees to its terms.

VAYAVISION SENSING LTD., as Guarantor

/s/ Frantz Saintellemy
Name:	Frantz Saintellemy
Title:	Chief Executive Officer

[Second Amendment – LeddarTech Holdings Inc. – Bridge Loan]

The Existing Lender acknowledges receipt of this Agreement and agrees to its terms.

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, as Existing Lender

Per:	/s/ Jocelyn Larouche		Per:	/s/ Alexandre Chapdelaine
	Name:	Jocelyn Larouche		Name:	Alexandre Chapdelaine
	Title:	Director, National Accounts, North Western Quebec		Title:	Managing Director and Market Lead, National Accounts, North Western Quebec

[Second Amendment – LeddarTech Holdings Inc. – Bridge Loan]